Exhibit 10.1

THIRD AMENDED AND RESTATED

NATIONWIDE FINANCIAL SERVICES, INC.

1996 LONG-TERM EQUITY COMPENSATION PLAN

NVA Target Award Opportunity

And Stock Option Award

Date
Name
Address
Address

Dear Name:

Congratulations on your selection as a Participant in the Third Amended and Restated Nationwide Financial Services, Inc. 1996 Long-Term Equity Compensation Plan (the “Plan”) and your receipt under the Plan of an NVA Target Award Opportunity and a Stock Option Award.

This agreement, which includes Annexes A and B hereto (the “Award Agreement”), together with the Plan (available on the Human Resources/Executive Performance and Rewards Services Website), provides a complete detail of your rights with respect to your NVA Target Award Opportunity and your Stock Option Award. If there is any inconsistency between the terms of this agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms used in this Award Agreement have the same meaning as in the Plan, unless otherwise defined in this Award Agreement.

You are being asked to read and understand your rights under the Plan, this Award Agreement (including Annex A and B attached), and the terms and conditions which may limit your rights under your Award Opportunities.

Please sign and return the attached signature page as acceptance of your participation in the Plan by [date], 2004.

Following are the key terms of your NVA Target Award Opportunity and your Stock Option Award:

NVA Target Award Opportunity	Stock Option Award

NVA Performance Period:	Option Type: [Incentive] [Non-Qualified]

Target NVA Award:* $	Date of Grant: , 200

Number of Shares:

Exercise Price: $ per share

Option Term:

*

This is the amount that will be credited to your “NVA Award Bank” (described in Annex A) if target levels of NVA (described in Annex A) performance are achieved over the NVA Performance Period. As described in Annex A hereto, your NVA Award Bank will be credited (or debited) based on actual NVA performance and there is no guaranty that the Target NVA Award will be achieved.

**	As described in Annex B hereto, your Stock Option Award may expire sooner if your employment terminates.

Further terms and conditions applicable to your NVA Target Award Opportunity and Stock Option Award are set forth in the Plan and Annexes A and B hereto, each of which is an integral part of this Award/Opportunity Agreement.

Please refer any questions you may have regarding your NVA Target Award Opportunity or Stock Option Award to Linda Enderle, Director, Performance & Rewards Administration at (614) 677-5527. Once again, congratulations on receipt of your NVA Target Award Opportunity and Stock Option Award.

Sincerely,

Nationwide Financial Services, Inc.

Terri L. Hill

Executive Vice President-Chief Administrative Officer

Please acknowledge your agreement to participate in the Plan, to accept your NVA Target Award Opportunity and Stock Option Award, and to abide by all of the governing terms and conditions of the Plan and this Award Agreement, by signing the following representation:

Agreement to Participate

By signing a copy of this Award Agreement and returning it to Linda Enderle, Performance & Rewards Administration (1-26-11), I acknowledge that I have read the Plan and this Award Agreement (including Annexes A and B hereto), and that I fully understand all of my rights under the Plan and this Award Agreement (including Annexes A and B hereto), as well as all of the terms and conditions which may limit my rights under my NVA Target Award Opportunity and my Stock Option Award. Without limiting the generality of the preceding sentence, I understand that my rights under my NVA Target Award Opportunity and my Stock Option Award may be adversely affected if my employment terminates during the Performance Period.

[Participant’s Name] (please print)	Participant’s Signature

Please note: Sign and return one copy of this Award Agreement to Linda Enderle, Performance & Rewards Administration (1-26-11) and retain one copy for your records.

ANNEX A

NVA Target Award Opportunity

It is understood and agreed that the NVA Target Award Opportunity evidenced by the Award Agreement to which this is annexed is subject to the following additional terms and conditions.

1.

Overview of Your NVA Target Award Opportunity. As described below, your NVA Target Award Opportunity provides you with an opportunity to have your NVA Award Bank credited (or debited) based on the Enterprise’s NVA performance over the NVA Performance Period, and to receive a distribution equal to 1/3 of any positive balance in your NVA Award Bank after the close of the NVA Performance Period.

a)

NVA Award Bank. The Company will maintain a bookkeeping account in your name (your “NVA Award Bank”) and, based on the Enterprise’s NVA performance over the NVA Performance Period, will credit (or debit) your NVA Award Bank as soon as practicable after the last day of the NVA Performance Period in accordance with the following formulas:

i)	NIACC:

NIACC	=	50%	x	Target	x [Actual Return Rate] 10%

ii)	CHANGE IN NIACC:

CHANGE IN NIACC	= 50%	x	Target	x	[1 + (3 x (change in NIACC)) - (.5% x Year-End Capital)]
Hurdle Net Income

iii)	“Actual Return Rate”	=	Adjusted GAAP Net Income
Average CapitalYear1

iv)	“Hurdle Net Income” = 10% x Average Capital Year1

You will be notified of the Enterprise’s NVA and NIACC performance as soon as practicable after the last day of the NVA Performance Period.

b)	Determination of NVA Performance. NVA performance will be determined by the Committee based on the following metrics:

i)	NIACC. NIACC is measured based on the incremental change in Enterprise value created by the current year’s economic results, as follows:

NIACC = adjusted GAAP net income - [average adjusted GAAP capital x 10%]

Target NIACC performance is achieved if NIACC equals zero.

ii)	CHANGE IN NIACC. Change in NIACC is measured based on the change in NIACC from one year to the next during the NVA Performance Period, as follows:

Change in NIACC = NIACC Year1 - NIACC Year0

Target CHANGE IN NIACC is achieved if CHANGE IN NIACC multiplied by three (3) equals one-half of one percent (0.5%) times the year-end capital.

c)

Distribution. Subject to Section 2 below, you will receive a distribution in cash, in an equity vehicle consisting of Shares having a Fair Market Value equal to such cash amount, or part in cash and part in an equity vehicle consisting of Shares (as determined by the Committee in its sole discretion) equal to 1/3 of any positive balance in your NVA Award Bank (less applicable tax withholding) as soon as practicable after the Committee credits (or debits) your NVA Award Bank pursuant to subsection 1(a) above.

No distribution will be made if, after the credit (or debit) is made to your NVA Award Bank pursuant to subsection 1(a) above, your NVA Award Bank has a negative balance; however, in no event will you be obligated to make a payment to the Company (or repay an amount previously distributed) because of a negative balance in your NVA Award Bank.

Your NVA Award Bank, reduced by any distribution made pursuant to this subsection 1(c), will be carried forward and added to the next NVA Target Award Opportunity that you receive.

2.

Termination. If your employment terminates prior to the last day of the NVA Performance Period, the Company’s obligation to make a contribution to your NVA Award Bank pursuant to subsection 1(a) above and your right to receive a distribution pursuant to subsection 1(c) above shall be as follows:

a)

Termination of Employment due to Death, Disability or Retirement. If your employment is terminated during the NVA Performance Period by reason of your death, Disability or Retirement, a pro-rata award for the NVA

Performance Period will be credited (or debited) to your NVA Award Bank (as determined by the Committee in its sole discretion) and 1/3 of any positive balance in your NVA Award Bank (less applicable tax withholding) will be distributed on or as soon as practicable after January 1, 2005. The remaining 2/3 positive balance, if any, in your NVA Award Bank (less applicable tax withholding) will be distributed in equal amounts at the same time distributions are made to other participants in 2006 and 2007 following the close of the 2005 and 2006 NVA Performance Periods. However, payment from the NVA Award Bank may be accelerated if your termination of employment is due to your death and the beneficiary of your Award is the your estate. The executor or other authorized representative of your estate may request acceleration of the distribution method otherwise applicable pursuant to this Award Agreement.

b)

Termination of Employment for Other Reasons. At the sole discretion of the Committee, upon your termination of employment by reason of dismissal for the convenience of the Company or an Affiliate or your termination of employment (other than your Retirement) coincident with the receipt of benefits under a funded or unfunded retirement plan or arrangement of the Company or an Affiliate, the Committee can make a prorated credit (or debit) to your NVA Award Bank and may allow you to receive a prorated distribution therefrom based on the portion of the NVA Performance Period that you were employed

3.	Retirement. For purposes of your NVA Target Award Opportunity, “Retirement” shall mean termination of your employment with the Company on or after the date on which you shall have:

a)	Attained Normal Retirement Age;

b)	Attained age 55 and completed 180 Months of Vesting Service; or

c)	Attained age 62 and completed 60 Months of Vesting Service, whichever is earliest.

For purposes of this Section 3, Normal Retirement Age and Months of Vesting Service shall have the meanings assigned to them in the Nationwide Retirement Plan.

4.

Cause. For purposes of your NVA Target Award Opportunity, “Cause” shall mean (a) willful misconduct on your part that is materially detrimental to the Company; or (b) your conviction of a felony or crime involving moral turpitude; provided, however, that if you have entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” such definition of “Cause” shall apply. “Cause” under either (a) or (b) shall be determined in good faith by the Committee in its sole discretion.

5.

Tax Withholding. The Company shall have the power and right to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy applicable federal, state, and local tax withholding obligations arising with respect to any payment associated with your NVA Target Award Opportunity. With respect to the minimum statutory tax withholding required in connection with the distribution of any Shares under your NVA Target Award Opportunity, you may elect to satisfy such withholding requirement by having the Company withhold Shares in accordance with Section 17.2 of the Plan. In addition, Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes) that could be imposed on the transaction shall automatically be withheld from your NVA Target Award Opportunity if and to the extent you fail to timely remit the Company an amount sufficient to satisfy (or fail to make arrangements with the Company for the timely satisfaction of) applicable tax withholding obligations.

6.

Deferrals. Subject to the terms and conditions of the Nationwide nonqualified deferred compensation plan in which you are eligible to participate, you may elect to defer receipt of a portion of any award that you would otherwise receive under your NVA Target Award Opportunity.

ANNEX B

Stock Option Award

It is understood and agreed that the Stock Option Award evidenced by the Award Agreement to which this is annexed is subject to the following additional terms and conditions.

1.

Vesting and Exercise of Your Stock Option Award. Your Stock Option Award does not provide you with any rights or interest therein until it vests and becomes exercisable. Your Stock Option Award will vest and become exercisable as follows:

a)

[Percentage/ratio/amount] of your Stock Option Award shall become vested and exercisable on [each of the first, second, third] anniversarie(s) of the Date of Grant, provided you have continued in the employment of the Company or an Affiliate through such anniversary dates;

b)	Upon your termination of employment due to death, Disability or Retirement, any unvested portion of your Stock Option Award shall vest and become exercisable; and

c)

At the sole discretion of the Committee, upon your termination of employment by reason of dismissal for the convenience of the Company or an Affiliate or your termination of employment (other than your Retirement) coincident with the receipt of benefits under a funded or unfunded retirement plan or arrangement of the Company or an Affiliate, any unvested portion of your Stock Option Award shall vest and become exercisable.

2.

How to Exercise. Your Stock Option Award may be exercised by written notice to the Company’s Performance & Rewards Administration department, specifying the number of Shares you then desire to purchase, which may not be fewer than twenty-five (25), together with provision for payment of the Exercise Price. Subject to such limitations as the Committee may impose (including prohibition of one or more of the following payment methods), payment of the Exercise Price may be made by (a) check payable to the order of Nationwide Financial Services, Inc., for an amount in United States dollars equal to the aggregate Exercise Price of such Shares, (b) tendering to the Company Shares of Common Stock having an aggregate Fair Market Value (as of the trading date immediately preceding the date of exercise) equal to such Exercise Price, (c) broker-assisted exercise, or (d) a combination of such methods.

As soon as practicable after receipt of such written notification, payment of the Exercise Price and satisfaction of applicable tax withholding obligations, the Company shall issue or transfer to you the number of Shares with respect to which your Stock Option Award is exercised and shall deliver to you a certificate or certificate thereof, registered in your name.

3.

Who Can Exercise. During your lifetime, your Stock Option Award shall be exercisable only by you. Your Stock Option Award may not be transferred or assigned except by will or the laws of descent and distribution.

4.

Termination of Your Stock Option Award. If your employment terminates during the Option Term, any portion of your Stock Option Award that is not (and does not become) vested and exercisable on the date your employment terminates shall immediately terminate and be of no force or effect. Any portion of your Stock Option Award that is (or becomes) vested and exercisable on the date your employment terminates shall continue to be exercisable until your Stock Option Award terminates in accordance with the following:

a)

If your employment terminates during the Option Term by reason of death or Disability, the vested portion of your Stock Option Award will terminate and have no force or effect upon the earlier of one (1) year after the date of death or Disability or the expiration of the Option Term;

b)

If your employment terminates during the Option Term by reason of Retirement, the vested portion of your Stock Option Award will terminate and have no force or effect upon the earlier of five (5) years after the date of Retirement or the expiration of the Option Term;

c)

If your employment terminates during the Option Term due to your dismissal for the convenience of the Company or an Affiliate, the vested portion of your Stock Option Award will terminate and have no force or effect upon the earlier of three (3) months after the date of termination of employment (or such longer period as may be determined in the sole discretion of the Committee) or the expiration of the Option Term;

d)

If your employment terminates during the Option Term for any other reason, the vested portion of your Stock Option Award will terminate and have no force or effect upon the earlier of three (3) months after the date of termination of employment or the expiration of the Option Term; and

e)

If you continue in the employ of the Enterprise through the Option Term, the vested portion of your Stock Option Award will terminate and have no force or effect upon the expiration of the Option Term.

5.	Retirement. For purposes of this Stock Option Award, “Retirement” shall mean your termination of employment on or after the date on which you shall have:

a)	Attained Normal Retirement Age;

b)	Attained age 55 and completed 180 Months of Vesting Service; or

c)	Attained age 62 and completed 60 Months of Vesting Service, whichever is earliest.

For purposes of this Section 5, Normal Retirement Age and Months of Vesting Service shall have the meanings assigned to them in the Nationwide Retirement Plan.

6.

Cause. For purposes of this Stock Option Award, “Cause” shall mean (a) willful misconduct on your part that is materially detrimental to the Company; or (b) your conviction of a felony or crime involving moral turpitude; provided, however, that if you have entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” such definition of “Cause” shall apply. “Cause” under either (a) or (b) shall be determined in good faith by the Committee in its sole discretion.

7.

Tax Withholding. The Company shall have the power and right to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy applicable deferral, state, and local taxes withholding obligations arising with respect to your Stock Option Award. With respect to the minimum statutory tax withholding required in connection with the exercise of your Stock Option Award, you may elect to satisfy such withholding requirement by having the Company withhold Shares in accordance with Section 17.2 of the Plan. In addition, Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes) that could be imposed shall automatically be withheld upon exercise of your Stock Option Award if and to the extent you fail to timely remit the Company an amount sufficient to satisfy (or fail to make arrangements with the Company for the timely satisfaction of) applicable tax withholding obligations.

8.

Deferral. Subject to the terms and conditions of the Nationwide nonqualified deferred compensation plan in which you are eligible to participate, you may elect to defer receipt of a portion of any Shares that you would otherwise receive upon exercise of your Stock Option Award.